SCHEDULE II

                                      INFORMATION WITH RESPECT TO
                           TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)

                                             SHARES PURCHASED        AVERAGE
                                  DATE            SOLD(-)             PRICE(2)

           COMMON STOCK-ENERGYNORTH INC

                    GAMCO INVESTORS, INC.
                                 4/26/00              500            58.3750
                                 4/26/00            2,600            58.2500
                                 4/25/00            1,000            58.3125
                                 4/25/00              900            58.0000
                                 4/24/00            1,000            57.8750
                                 4/19/00            4,500            57.9375
                    GABELLI ASSOCIATES LTD
                                 4/26/00            4,600            58.0856
                                 4/25/00            5,400            57.9907
                                 4/24/00            3,000            57.8750
                                 4/20/00            1,000            57.8750
                    GABELLI ASSOCIATES FUND
                                 4/24/00            2,000            57.8750
                                 4/20/00            1,000            57.8750
          GABELLI FUNDS, LLC.
                         GABELLI EQUITY TRUST
                                 4/24/00            5,000            57.9250
                         GABELLI ASSET FUND
                                 4/25/00            5,000            58.0500









          (1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED ON THE NYSE.

          (2) PRICE EXCLUDES COMMISSION.